EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John Unwin and Anthony J. Pearl, or any of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, in any and all capacities, to sign the Annual Report on Form 10-K of Nevada Property 1 LLC for its fiscal year ended December 31, 2011 and any and all amendments thereto, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitute, may lawfully do or cause to be done by virtue hereof. This Power of Attorney shall be effective from the date on which it is signed until May 31, 2012.

/s/ FABRIZIO CAMPELLI Fabrizio Campelli	Date: March 23, 2012

/s/ JEFF BAER Jeff Baer	Date: March 23, 2012

/s/ STUART CLARKE Stuart Clarke	Date: March 23, 2012

/s/ DONNA MILROD Donna Milrod	Date: March 23, 2012

/s/ ENRICO SANNA Enrico Sanna	Date: March 23, 2012